UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 1, 2018

IASO BIOMED, INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

333-215083	47-3474169
(Commission file number)	(IRS employer identification no.)

7315 East Peakview Avenue Centennial, Colorado	80111
(Address of principal executive offices)	(Zip code)

(720) 389-0650

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act of 1933, as amended, and   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 1, 2018, IASO BioMed, Inc. (the “Registrant”) entered into a Scientific Advisory Board Agreement with Dr. Vassilios Papadopoulos (the “Papadopoulos Agreement”), a member of the Registrant’s board of directors, through which Dr. Papadopoulos agreed to serve on the Corporation’s Scientific Advisory Board.  The term of the Papadopoulos Agreement is one year from execution and may be renewed annually by mutual consent of both parties.  The Papadopoulos Agreement provides for payments as follows:  an annual fee of $35,000, which includes $10,000 to serve as the Scientific Advisory Board Chairman; a signing bonus of $50,000 payable after successful closing of any cumulative minimum $1,000,000 investment in the Company; a non-discretionary bonus of $45,000 payable following a successful financing round of a minimum of $2,000,000; and should the Papadopoulos Agreement be renewed after one year, a $95,000 bonus payable only after the signing bonus and non-discretionary bonus from year one have been earned.  In order to receive the non-discretionary bonus payments Dr. Papadopoulos must be actively involved in the creation and execution of strategies necessary for the Company to achieve its strategic plan including the scientific, commercial and business objectives, as applicable and as agreed upon between the Dr. Papadopoulos and the Company’s Chief Executive Officer.

Effective March 1, 2018, the Registrant entered into a Scientific Advisory Board Agreement with Dr. Costas Karatzas (the “Karatzas Agreement”), a member of the Registrant’s board of directors, through which Dr. Karatzas agreed to serve on the Corporation’s Scientific Advisory Board.  The term of the Karatzas Agreement is one year from execution and may be renewed annually by mutual consent of both parties.  The Karatzas Agreement provides for payments as follows:  an annual fee of $25,000; a signing bonus of $50,000 payable after successful closing of any cumulative minimum $1,000,000 investment in the Company; a non-discretionary bonus of $40,000 payable following a successful financing round of a minimum of $2,000,000; and should the Karatzas Agreement be renewed after one year, a $90,000 bonus payable only after the signing bonus and non-discretionary bonus from year one have been earned.  In order to receive the non-discretionary bonus payments Dr. Karatzas must be actively involved in the creation and execution of strategies necessary for the Company to achieve its strategic plan including the scientific, commercial and business objectives, as applicable and as agreed upon between the Dr. Karatzas and the Company’s Chief Executive Officer.

Effective March 1, 2018, the Registrant entered into a Consulting Agreement with Mr. Thomas B. Olson (the “Olson Agreement”), our Corporate Secretary, through which Mr. Olson will be paid $5,000 per month for a term of two years and is automatically extended on an annual basis unless terminated by either party with thirty days written notice.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.7	Scientific Advisory Board Agreement by and between IASO BioMed, Inc. and Dr. Vassilios Papadopoulos dated as of March 1, 2018.

10.8	Scientific Advisory Board Agreement by and between IASO BioMed, Inc. and Dr. Costas Karatzas dated as of March 1, 2018.

10.9	Consulting Agreement by and between IASO BioMed, Inc. and Mr. Thomas B. Olson dated as of March 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASO BIOMED, INC..

Date: March 7, 2018	By:	/s/ Richard M. Schell
Richard M. Schell
Chief Executive Officer

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